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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)
VIAD CORP
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1850 North Central Avenue, Suite 800
Phoenix, Arizona 85004-4545

Robert H. Bohannon
 Chairman, President and
Chief Executive Officer

April 5, 2005

Dear Stockholder:

        Our 2005 Annual Meeting of Stockholders will be held on Tuesday, May 17, at 9:00 a.m., in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona. The meeting will begin promptly at 9:00 a.m., so please plan to arrive early.

        The formal notice of the meeting is on the next page. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel's free valet parking.

        Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of the Corporation and for a discussion of the business to be considered at the meeting as explained in the notice and proxy statement.

        Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided, or you may access the automated telephone voting feature which is described on your proxy card. If you plan to attend the meeting, you may vote in person.

Sincerely,

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 5, 2005

To Viad Corp Common Stockholders:

        We will hold the Annual Meeting of Stockholders of Viad Corp, a Delaware corporation, in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona, on Tuesday, May 17, 2005, at 9:00 a.m., Mountain Standard Time. The purpose of the meeting is to:

  1.
  Elect two directors to the Board of Directors for a three-year term;

  2.
  Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (also referred to as "independent auditors") for 2005; and

  3.
  Consider any other matters which may properly come before the meeting and any adjournments.

        Only stockholders of record of common stock at the close of business March 23, 2005, are entitled to receive this notice and to vote at the meeting. A list of stockholders entitled to vote will be available at the meeting for examination by any stockholder for any proper purpose. The list will also be available on the same basis for ten days prior to the meeting at our offices at 1850 North Central Avenue, Suite 800, Phoenix, Arizona.

        Our 2004 Annual Report, including financial statements, is included with your proxy materials.

        To assure your representation at the meeting, please access the automated telephone voting feature described on the proxy card, or vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States, if you choose to mail your proxy. Your proxy is being solicited by the Board of Directors.

By Order of the Board of Directors
SCOTT E. SAYRE Vice President-General Counsel and Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

VIAD CORP
1850 North Central Avenue, Suite 800
Phoenix, Arizona 85004-4545

ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

Annual Meeting	Tuesday, May 17, 2005 9:00 a.m., Mountain Standard Time	The Ritz-Carlton Phoenix 2401 East Camelback Road, Ballroom Phoenix, Arizona
Agenda	1.	Elect two directors.
	2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (also referred to as "independent auditors") for 2005.
	3.	Any other proper business.

Proxies Solicited By	The Board of Directors of Viad Corp.
First Mailing Date	We anticipate mailing the proxy statement on April 5, 2005.
Record Date	March 23, 2005. On the record date, we had 22,295,799 shares of our common stock outstanding.
Voting
If you were a holder of common stock on the record date, you may vote at the meeting. Each share held by you is entitled to one vote. You can vote in person at the meeting, or by automated telephone voting, or by proxy.
Proxies
We will vote signed returned proxies "FOR" the Board's director nominees and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2005, unless you vote differently on the proxy card. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.
Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed under "Voting Procedures/Revoking Your Proxy."
Your Comments	Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

Prompt return of your proxy will help reduce the costs of resolicitation.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

SPIN-OFF OF MONEYGRAM INTERNATIONAL, INC.

        On June 30, 2004, Viad separated its payment services business from its other businesses by means of a tax-free spin-off of its subsidiary, MoneyGram International, Inc. ("MoneyGram"). Viad distributed all of the shares of MoneyGram common stock as a dividend on Viad common stock on the date of the spin-off. The continuing business of Viad consists of the businesses of exhibition and event services, exhibit design and construction and travel and recreation services, as well as Viad's centralized corporate functions located in Phoenix, Arizona. This proxy statement reflects certain changes that have occurred in connection with the spin-off, including those listed below:

  •
  A one-for-four reverse stock split of Viad's common stock occurred upon the completion of the MoneyGram spin-off, whereby every four shares of Viad common stock converted into one share of Viad common stock. The one-for-four reverse stock split was approved at the annual Viad stockholder meeting held in May 2004.

  •
  On the day of the spin-off, Board members Robert H. Bohannon, Jess Hay, Judith K. Hofer and Albert M. Teplin continued as members of Viad's Board and the other directors resigned to take a position as a member of the Board of Directors of MoneyGram. Since the spin-off, Viad's Board has elected three additional directors: Wayne G. Allcott, Daniel Boggan Jr. and Robert E. Munzenrider. Information about Messrs. Allcott, Boggan and Munzenrider is provided below in "Proposal 1: Election of Directors."

  •
  The Executive Committee of the Board was eliminated on July 8, 2004. The Executive Committee met four times in 2004 prior to the spin-off.

        The beneficial ownership information, executive compensation information, and stock performance graphs presented in this proxy statement reflect the effects of the one-for-four reverse stock split and, where indicated, the MoneyGram stock dividend.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

        The Board of Directors of Viad consists of seven persons divided into three classes or groups. The term of one class of directors expires at each annual meeting, and persons are elected to that class for a term of three years. Two directors are to be elected at this year's annual meeting.

Director Nominees

        The Board of Directors has nominated Wayne G. Allcott and Judith K. Hofer for election at the annual meeting. These nominees are currently members of the Board of Directors and, if elected, have agreed to serve another term, which will expire in 2008. Information about the director nominees is presented below.

Wayne G. Allcott	Vice President of U S West Corporation from 1995 to 2000 when he retired in connection with the merger of U S West (a former local and long distance telecommunications and high-speed data transmission services company) with Qwest Corporation, which provides similar services. Mr. Allcott was appointed in 2000 by the Governor of Arizona to head the Governor's Council on Workforce Development Policy for a two-year term. He is currently active with various non-profit organizations in Arizona and is a director of Mountain Telecommunication, Inc., a telecommunication carrier serving business, government and educational organizations throughout the State of Arizona. Age 62. Director since July 2004.
Judith K. Hofer
Consultant to The May Department Stores Company, a position she has held since 2002. Ms. Hofer formerly served as the President and Chief Executive Officer of May Merchandising/MDSI, a May Department Stores Company, from 2000, and as President and Chief Executive Officer of Filene's, a division of The May Department Stores Company, from 1996. She is also a director of Ashworth, Inc., MoneyGram International, Inc. and Payless ShoeSource, Inc. Age 65. Director since 1984.

The Board of Directors recommends that you vote "FOR" these director nominees.

Directors Continuing in Office

        Information about the five directors continuing in office until expiration of their designated terms is presented below.

For Terms Expiring at the 2006 Annual Meeting:

Daniel Boggan Jr.	Consultant to Seibert Brandford Shank & Co., L.L.C., a municipal finance firm which provides investment banking, sales and trading, and financial advisory services, since 2003. Mr. Boggan served as senior vice president of the National Collegiate Athletic Association, a voluntary organization which governs college and university athletics programs, from 1996 through his retirement in August 2003. Mr. Boggan is a trustee of The California Endowment, Albion College and Alliant International University, and a director of Payless ShoeSource, Inc. and The Clorox Company. Age 58. Director since February 2005.
Robert H. Bohannon
Chairman, President and Chief Executive Officer of Viad, positions he has held since 1997. He was President and Chief Operating Officer of Viad from 1996, and prior thereto was President and Chief Operating Officer of Travelers Express Company, Inc., a former subsidiary of Viad, from 1993. Mr. Bohannon is also a director of MoneyGram International, Inc. Age 60. Director since 1996.
Robert E. Munzenrider
Retired President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., a national chain of retail automotive services and insurance claim processor, a position he held from 2000 to 2002. In 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce transaction processor. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc., an international medical device manufacturing and marketing company. Mr. Munzenrider is a director of CABG Medical, Inc. and ATS Medical, Inc. Age 60. Director since July 2004.

For Terms Expiring at the 2007 Annual Meeting:

Jess Hay	Chairman of the Texas Foundation for Higher Education, a non-profit organization dedicated to promoting higher education in the State of Texas, a position that he has held since 1987. Mr. Hay was formerly the Chairman and Chief Executive Officer of Lomas Financial Group, a financial services business that provided retail and mortgage banking, real estate development, commercial loans and credit card services, from which he retired in 1994. He is also a director of MoneyGram International, Inc. and Trinity Industries, Inc. Age 74. Director since 1981.
Albert M. Teplin
Economist and a consultant to the Board of Governors of the Federal Reserve System, European Central Bank, the U.S. Department of Commerce and the International Monetary Fund since November 2003. Dr. Teplin served as Senior Economist for the Board of Governors of the Federal Reserve System from 2001 to October 2003 and was Chief, Flow of Funds Section of the Board of Governors of the Federal Reserve System from 1989 to 2001. He is also a director of MoneyGram International, Inc. Age 59. Director since February 2003.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        In accordance with applicable law and the Bylaws of Viad, the business and affairs of Viad are managed under the direction of our Board of Directors.

Corporate Governance Guidelines

        In February 2003, the Board documented governance practices to be followed by Viad by adopting Corporate Governance Guidelines. The Guidelines set forth the practices the Board will follow with respect to the duties of the Board of Directors, Board operations and committee matters, director qualifications and selection process, director compensation, director independence, director orientation and continuing education, chief executive officer evaluation, management succession, and annual Board evaluation.

Board Meetings and Annual Stockholder Meeting

        The Board of Directors held four regular and three special meetings during 2004. Each director attended at least 89% of his or her Board and committee meetings in 2004. All directors were in attendance at the 2004 annual meeting of stockholders. Under Viad's Corporate Governance Guidelines, each director is expected to attend the annual meeting of stockholders, Board meetings and meetings of committees on which they serve.

Board Committees

        The Board maintains certain standing committees to assist in fulfilling its responsibilities. Each committee of the Board reports regularly to the full Board and annually evaluates its performance. The committees meet periodically during the year, usually in conjunction with regular meetings of the Board. The committees established by the Board, their particular areas of responsibility, and other related information, are described below.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The Committee also is responsible for an assessment of the Board's performance to be discussed with the full Board annually, and for review of, and from time to time for proposal of changes to, Viad's Corporate Governance Guidelines and the compensation and benefits of nonemployee directors. In connection with these responsibilities, the Committee has sole authority to retain and terminate any search firm or compensation consultant to identify director candidates or to assist in the evaluation of director compensation. The Committee held four meetings during 2004. Current members: Ms. Hofer (Chairman), and Messrs. Allcott, Boggan and Munzenrider.

        Audit Committee.    The Audit Committee appoints our independent auditors and assists the Board in monitoring the quality and integrity of the financial statements of Viad, the compliance by Viad with legal and regulatory requirements, and the independence and performance of Viad's internal auditors and external independent auditors. The Committee conducts regularly scheduled executive sessions with Viad management and with Viad's independent auditors. The Committee has sole authority to appoint or replace Viad's independent auditors, subject to stockholder ratification, if applicable. The independent auditors report directly to the Committee. The Committee held ten meetings during 2004. Current members: Dr. Teplin (Chairman), Ms. Hofer, and Messrs. Hay and Munzenrider.

        The Board has determined that all members of the Audit Committee are financially literate under the New York Stock Exchange listing standards and that Robert E. Munzenrider qualifies as an "audit committee financial expert" under the Securities and Exchange Commission rules and is a director independent of management of Viad.

        Human Resources Committee.    The Human Resources Committee oversees development and implementation of a compensation strategy designed to enhance profitability and stockholder value. The Committee also reviews and approves, subject to ratification by independent members of the Board, the salary of the Chief Executive Officer, approves salaries and compensation of executive officers, and approves incentive compensation targets and awards under various compensation plans and grants under Viad's stock incentive plans. The Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or senior executive compensation. The Committee held six meetings during 2004. Current members: Mr. Hay (Chairman), Ms. Hofer and Dr. Teplin.

Independence of Directors and Key Committees

        In February 2005, the Board determined that all directors serving on the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee are independent within the meaning of the listing standards of the New York Stock Exchange, applicable SEC regulations, and Viad's Corporate Governance Guidelines, which include categorical standards for independence that meet or exceed the listing standards of the New York Stock Exchange. The portion of the Guidelines addressing standards for director independence is attached to this proxy statement as Annex A, and the full text of the Guidelines is available for review on Viad's website at www.viad.com/governance.htm.

Meetings of Non-Management Directors and Presiding Director

        The Board held four executive sessions of the independent, non-management directors (all directors except Mr. Bohannon) in 2004 and will have executive sessions of the non-management directors at each of the Board's regularly scheduled meetings during 2005. The Chairman of one of the Board's committees presides at each executive session for a one-year term, rotating year-to-year based on director seniority.

Director Nominations

        As provided in its charter, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other sources, including stockholders. The Committee has authority under its charter to employ a third party search firm to assist it in identifying candidates for director. A stockholder who wishes to recommend a prospective nominee for the Board should notify Viad's Corporate Secretary in writing at the address first listed on page 1. Any such recommendation should include:

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth below; and

  •
  the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

        The Committee will review the qualifications of any person properly nominated by a stockholder in accordance with Viad's Bylaws relating to stockholder proposals as described in "Submission of Stockholder Proposals, Director Nominations and Other Information" on page 28 below.

        When the Committee reviews a potential nominee, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and Viad at that time given the then current mix of director attributes. The Committee, in accordance with Viad's Corporate Governance Guidelines, assesses director nominees based on their qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the current needs of the Board. In addition, directors should have high personal and professional ethics, integrity and values and be committed to representing the long-term interests of stockholders. The Committee also ensures that the members of the Board as a group maintain the requisite qualifications under the listing standards of the New York Stock Exchange for populating the Audit, Human Resources and Corporate Governance and Nominating Committees.

        Viad will deliver a questionnaire to a candidate properly nominated by a stockholder addressing the candidate's independence, qualifications and other information that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in Viad's proxy statement, if nominated by the Committee.

Communication with Non-Management Directors and the Board of Directors

        Interested parties may communicate directly with non-management directors and/or with the Board by writing to the following address: Viad Corp, 1850 North Central Avenue, Suite 800, Phoenix, Arizona 85004-4545, Attention: Corporate Secretary. All communications will be delivered to the non-management directors or the Board, as the case may be, no later than the Board's next regularly scheduled meeting.

Compensation of Directors

        Directors who are also officers or employees of Viad (only Mr. Bohannon) do not receive any special or additional remuneration for service on the Board of Directors or any of its committees. Each nonemployee director receives compensation for service on the Board of Directors and any of its committees as provided below.

        Retainers and Fees.    Nonemployee directors receive an annual retainer of $30,000. Committee chairmen receive an additional annual retainer of $5,000, except for the Audit Committee Chairman who receives an additional annual retainer of $10,000. Nonemployee directors also receive a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended. Directors will be reimbursed for all expenses related to their service as directors.

        Deferred Compensation Plan.    Viad no longer has a deferred compensation plan for directors. In connection with the spin-off of MoneyGram, all liabilities under the Deferred Compensation Plan for Directors were transferred to MoneyGram. Deferred accounts under such plan can no longer receive additional contributions, but are credited by MoneyGram quarterly with dividend equivalents in the case of stock unit accounts and interest at a long-term medium-quality bond rate in the case of cash accounts. Deferred amounts in the accounts are payable after a director ceases to be a member of Viad's Board.

        Option and Restricted Stock Grants.    Nonemployee directors receive an initial grant of non-qualified options when they become directors and an additional grant of non-qualified options each year during their term. An option to purchase 5,000 shares of Viad common stock was granted to each nonemployee director holding office in February 2004, at an exercise price of $25.38, the average of the high and low selling prices of Viad common stock on the day of grant. Nonemployee directors who took office after February 2004 received an initial grant of 5,000 options and a pro rata grant of options based on the time of election and the next regularly scheduled February grant of options. In connection with the MoneyGram spin-off and one-for-four reverse stock split, each option to purchase shares of Viad common stock was converted into an adjusted option to purchase one-fourth the number of shares of Viad common stock as before the spin-off and stock split, and an option to purchase the same number of shares of MoneyGram common stock as before the spin-off. The exercise prices of the Viad and MoneyGram stock options reflect the relative value of Viad and MoneyGram at the time of the spin-off and subsequent reverse stock split of Viad common stock ($24.22 and $19.32, respectively, for the 2004 grant). Effective for 2005, non-employee directors will receive a combination of non-qualified options and restricted stock in lieu of receiving only stock options (an annual grant of 2,500 stock options and 1,000 shares of restricted stock for 2005).

        Matching Gift Program.    Nonemployee directors may participate in the Directors' Matching Gift Program. The program provides for corporate matching of charitable contributions made by nonemployee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year.

        Other Benefits.    We provide nonemployee directors with accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $300,000 when they are traveling on corporate business. In addition, Ms. Hofer and Mr. Hay were participants in a directors' charitable awards program that provided for a contribution by Viad on behalf of each participating director of $100,000 per year to one or more charitable organizations designated by the directors. The contributions are made over a period of ten years following a director's death. The program is funded through the purchase of insurance on the life of each participating director. MoneyGram assumed sponsorship of the program and all related liabilities and obligations in connection with the spin-off of MoneyGram. MoneyGram is the beneficiary on the insurance policy.

Statement on Corporate Governance

        Viad maintains a corporate governance page on its website at www.viad.com/governance.htm, which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, charters of the Board committees and Viad's Code of Ethics, which are also available in print to any stockholder upon request. The Board will continue to assess its Guidelines, charters, and Code of Ethics as necessary or desirable to ensure the effective and efficient governance of Viad and to timely comply with all laws and the listing standards of the New York Stock Exchange that are applicable to corporate governance.

Certain Relationships and Related Transactions

        Four members of the Viad Board are members of the MoneyGram Board, and the Chairman of Viad is also the Chairman of MoneyGram. Prior to the spin-off of MoneyGram on June 30, 2004, there were transactions in the ordinary course between Viad and Travelers Express Company, Inc., a subsidiary of MoneyGram, as well as transactions pursuant to the Separation and Distribution, Employee Benefits, Tax Sharing and Interim Services Agreements ("Spin-off Agreements") that were executed by the companies in connection with Viad's spin-off of MoneyGram. Following the spin-off, transactions occurred in 2004 and will continue in 2005 between Viad and MoneyGram as provided in the Spin-off Agreements. In 2004, the companies also entered into an agreement to share the use of Viad's corporate aircraft, and in January 2005 entered into an agreement whereby Viad sold a 50% interest in its corporate aircraft to MoneyGram.

Corporate Governance and Nominating and Human Resources Committees Interlocks and Insider Participation

        Viad is not aware of any interlocking relationships between any member of Viad's Human Resources Committee or Corporate Governance and Nominating Committee and any of Viad's executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF VIAD

Ownership Guidelines for Directors and Officers

        We believe it is important to align the financial interests of our directors and officers with those of our stockholders. Guidelines have been adopted which specify the minimum amount of stock that directors and officers are expected to own on a direct basis, meaning stock or stock units which are subject to market risk, not simply held under option. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of our common stock. The guidelines call for each officer to own stock or stock units which have a value within a range of one and one-half to five times that individual's annual salary, depending on salary level. The guidelines also call for each nonemployee director to own stock or stock units which have a value equal to five times the annual retainer payable to a director. Ms. Hofer and Mr. Hay have met their goals. The remaining non-employee directors, who were all elected within the past two years or less, are working toward meeting their goals. The majority of our executive officers have met or exceeded their goals, and the remainder are making significant annual progress.

Security Ownership of Management

        The first table below provides information concerning the beneficial ownership of our common stock by directors and executive officers of Viad, individually and as a group. The second table provides more detailed information concerning director ownership of Viad common stock, options to purchase common stock and stock units. Information in the ownership tables is as of March 11, 2005.

Name	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Executive Officers
Robert H. Bohannon	435,348	2.0%
Paul B. Dykstra	73,770	*
Kimbra A. Fracalossi	78,891	*
Ellen M. Ingersoll	36,608	*
G. Michael Latta	5,736	*
David G. Morrison	26,146	*
Suzanne Pearl	39,589	*
Scott E. Sayre	53,102	*
Directors
Wayne G. Allcott	2,300	*
Daniel Boggan Jr.	1,500	*
Jess Hay	16,888	*
Judith K. Hofer	25,995	*
Robert E. Munzenrider	1,710	*
Albert M. Teplin	3,542	*
All Directors and Executive Officers as a Group (14 persons total)	801,125	3.6%

*
Less than one percent.

1
Includes: 50,541 shares of performance-driven restricted stock granted in 2001 and 2002; 115,435 shares of performance-based restricted stock granted in 2003, 2004 and 2005; 136,475 shares of restricted stock which will vest in three years from the date of grant; and 417,442 shares of common stock subject to stock options which were exercisable as of March 11, 2005, or within 60 days thereafter, by the directors and executive officers listed above. For performance-driven restricted stock granted in 2001, 25% of the shares vested in 2005 and 75% of the shares will vest in 2006 based on the achievement of certain long-term incentive performance targets. Performance-driven restricted stock granted in 2002 vested on March 28, 2005 based on achievement of certain long-term incentive performance targets. One-third of performance-based restricted stock granted in 2003 vested in each of the first and second years after the grant and the balance will vest after three years from the date of grant because specific performance targets were achieved (at target levels). One-third of the performance-based restricted stock granted in 2004 vested in 2005 because specific performance targets were achieved (at target levels for executives other than certain executives who earned only a portion of their award based on achievement of performance goals at less than target levels). The payout of the remaining 2004 performance-based restricted stock will occur in one-third increments each year over the next two years on

  January 1. Future vesting of performance-based restricted stock is subject generally to continued employment with Viad or its operating companies.

Name	Year First Elected	Beneficial Ownership[1]	Unexercisable Options	Stock Units[2]	Total
Wayne G. Allcott	2004	2,300	10,140	—	12,440
Daniel Boggan Jr	2005	1,500	5,000	—	6,500
Robert H. Bohannon	1996	435,348	24,332	—	459,680
Jess Hay	1981	16,888	3,916	14,883	35,687
Judith K. Hofer	1984	25,995	3,916	14,475	44,386
Robert E. Munzenrider	2004	1,710	10,140	—	11,850
Albert M. Teplin	2003	3,542	4,333	401	8,276

Totals		487,283	61,777	29,759	578,819

1
Beneficial ownership includes common stock owned plus common stock that a director can acquire at March 11, 2005, or within 60 calendar days thereafter, through the exercise of stock options. Ownership of common stock, excluding exercisable options, is as follows: Mr. Bohannon, 206,422 (including 68,233 shares of performance-based restricted stock; 31,875 shares of performance-driven restricted stock; and 75,000 shares of restricted stock, each of which are described in footnote 1 to the Security Ownership of Management table above); Mr. Allcott, 2,300; Mr. Boggan, 1,500; Mr. Hay, 3,500; Ms. Hofer, 12,607; Mr. Munzenrider, 1,710; and Dr. Teplin, 1,625.

2
The term "Stock Units" represents, in the case of non-employee directors, stock units held under the Deferred Compensation Plan for directors, which was transferred to MoneyGram at the time of the spin-off of MoneyGram. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of Viad common stock.

Security Ownership of Certain Beneficial Owners

        The table below provides certain information regarding those persons known by Viad to be the beneficial owners of more than 5% of Viad's outstanding common stock.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Pzena Investment Management, LLC 120 West 45th Street, 34th Floor, New York, NY 10036	3,185,404	[1]	14.39%
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202	1,638,275	[2]	7.4%
Viad Corp Employees' Stock Ownership Plan and Trust (ESOP) 1850 North Central Avenue, Suite 800, Phoenix, AZ 85004	1,260,950	[3]	5.7%
T. Rowe Price Mid-Cap Growth Fund, Inc. 100 East Pratt Street, Baltimore, MD 21202	1,250,000	[2]	5.6%

1
Pzena Investment Management, LLC has filed with the SEC a statement on Schedule 13G/A dated February 11, 2005 to the effect that it has sole dispositive power (directly or indirectly) over all the shares, and has sole voting power over 2,625,769 of these shares and no shared voting power.

2
T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. have filed with the SEC a joint statement on Schedule 13G/A dated February 11, 2005. T. Rowe Price requested that the following statement be made in this proxy statement concerning the Schedule 13G/A: "These securities are owned by various individuals and institutional investors including the T. Rowe Price Mid-Cap Growth Fund (which owns 1,250,000 shares, representing 5.6% of the shares outstanding), which T. Rowe Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of these securities." T. Rowe Price has, per Schedule 13G/A, sole dispositive power (directly or indirectly) over all the shares, and has sole voting power over 259,550 of such shares and no shared voting power, and T. Rowe Price Mid-Cap Growth Fund, Inc. has sole dispositive power (directly or indirectly) over none of the shares, and has sole voting power over all of the shares and no shared voting power.

3
Viad Corp Employees' Stock Ownership Plan and Trust (ESOP) has filed with the SEC a statement on Schedule 13G dated February 14, 2005 to the effect that it (directly or indirectly) has sole dispositive power and sole voting power over all the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Viad's executive officers, directors, and beneficial owners of more than 10% of Viad's common stock, to file initial reports of ownership and reports of changes in ownership of Viad's common stock with the SEC and the New York Stock Exchange. Such executive officers, directors and beneficial owners are required by U.S. federal securities regulations to furnish Viad with copies of all Section 16(a) forms they file. As a matter of practice, Viad's administrative staff assists its executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC and the New York Stock Exchange. Based solely on a review of the copies of such forms furnished to Viad and written representations from its executive officers and directors, Viad believes that all executive officers, directors and beneficial owners complied with the Section 16(a) reporting requirements in 2004.

The Audit Committee Report, Human Resources Committee Report and Stockholder Return Performance Graphs contained in this proxy statement will not be incorporated by reference into any present or future filings we make with the Securities and Exchange Commission, even if those reports incorporate all or any part of this proxy statement.

AUDIT COMMITTEE REPORT

The Committee

        The Audit Committee of the Board is comprised solely of independent directors and was appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Viad, (2) the independent auditors' qualifications and independence, (3) the performance of Viad's internal audit function and independent auditors, and (4) the compliance by Viad with legal and regulatory requirements.

Meetings and Responsibilities

        The Committee met ten times in 2004. Committee members are also available to consult with management and with the Corporation's independent auditors throughout the year. The Committee regularly meets in general and private sessions with management of Viad and with Viad's internal auditors and external independent auditors. The Committee receives and discusses their reports and encourages open and detailed discussion of all matters related to responsibilities of the Committee.

Financial Statements Recommendation

        The Committee recommended that the audited financial statements of Viad for 2004 be included in Viad's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. A copy of that report is included with your proxy materials. In connection with its recommendation, the Committee did the following:

  •
  Reviewed and discussed the audited financial statements of Viad with management.

  •
  Discussed with the independent auditors of Viad matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 61. That statement requires that the independent auditors communicate to the Committee matters related to the conduct of the audit such as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

  •
  Received written disclosures from the independent auditors regarding their independence as required by Independence Standards Board Standard No. 1, and discussed with the independent auditors the independent auditors' independence.

        It is not the duty of the Committee to plan or conduct audits or to determine that Viad's financial statements are complete or accurate and in accordance with generally accepted accounting principles. Those are the responsibilities of management and Viad's independent auditors. In giving its recommendation to the Board of Directors that the audited financial statements of Viad for 2004 be included in Viad's annual report, the Committee relied on management's representations and the report of Viad's independent auditors with respect to the financial statements. A report of Viad's management concerning management's responsibility for financial reporting, and the report and opinion of Deloitte & Touche LLP, Viad's independent auditors, are included in Viad's Annual Report on Form 10-K and should be read in conjunction with the audited financial statements of Viad.

Disclosure Controls and Internal Control Over Financial Reporting

        Management is responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)), evaluating the effectiveness of disclosure controls and procedures and internal control over financial reporting, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte & Touche LLP is responsible for expressing an opinion on (1) management's assessment of the effectiveness of internal control over financial reporting and (2) the effectiveness of internal control over financial reporting.

        During 2004 and through the filing of Viad's 2004 Annual Report on Form 10-K, management completed the documentation, testing and evaluation of Viad's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation during the process. The Committee received periodic updates provided by management and Deloitte & Touche LLP at Committee meetings. The Audit Committee has discussed with Deloitte & Touche LLP the matters required under PCAOB Auditing Standard No. 2. That standard requires Viad's independent auditors to report on their audit of Viad's internal control over financial reporting performed in conjunction with their audit of Viad's consolidated financial statements. At the conclusion of the process, management provided the Committee with, and the Committee reviewed, a report on the effectiveness of Viad's internal control over financial reporting. The Committee also reviewed the report of Deloitte & Touche LLP relating to its audit of (1) management's assessment of the effectiveness of internal control over financial reporting and (2) the effectiveness of internal control over financial reporting.

AUDIT COMMITTEE Albert M. Teplin, Chairman Jess Hay Judith K. Hofer Robert E. Munzenrider

STOCKHOLDER RETURN PERFORMANCE GRAPHS

        Set forth below is a line graph comparing, for the five-year period ended December 31, 2004, the yearly percentage change in the cumulative total stockholder return on Viad's common stock to the cumulative total return of the Standard & Poor's SmallCap 600 Stock Index, the Standard & Poor's SmallCap Diversified Commercial Services Index, and the Standard & Poor's 500 Stock Index.

Comparison of Five-Year Cumulative Total Return*

*Graph Explanation.    The graph assumes $100 was invested on December 31, 1999 in Viad common stock, Standard & Poor's SmallCap 600 Stock Index, Standard & Poor's SmallCap Diversified Commercial Services Index, and Standard & Poor's 500 Stock Index with reinvestment of all dividends, including Viad's distribution to stockholders of MoneyGram common stock on June 30, 2004. For purposes of this graph, the MoneyGram distribution was treated as a nontaxable cash dividend that was converted into additional Viad shares at the close of business on July 1, 2004. For purposes of calculating the cumulative total stockholder return, the number of shares of Viad common stock outstanding and per share data for all years reported in the graph above have been adjusted to reflect the one-for-four reverse stock split effective on July 1, 2004, which provides comparability over all years shown in the graph.

	Dec. '99	Dec. '00	Dec '01	Dec '02	Dec. '03	Dec. '04
Viad Corp	$100.00	$83.73	$87.46	$83.72	$95.10	$107.10
S&P 500	$100.00	$90.88	$80.06	$62.34	$80.15	$88.77
S&P SmallCap 600	$100.00	$111.80	$119.11	$101.68	$141.08	$173.02
S&P SmallCap Diversified Commercial Services	$100.00	$92.26	$98.18	$104.80	$134.14	$153.14

The indexes used last year before the MoneyGram spin-off consisted of the Standard & Poor's MidCap 400 Stock Index, Standard & Poor's MidCap Diversified Commercial Services Index, and Standard & Poor's 500 Stock Index. As a result of the spin-off of MoneyGram, it is believed that Standard & Poor's MidCap 400 Stock Index and MidCap Diversified Commercial Services Index are no longer the most meaningful indexes for a comparison to Viad's common stock performance. A comparison using last year's indexes, however, for the five-year period ended December 31, 2004, is set forth below as required by SEC Regulation S-K Item 402(I)(4) and will not be provided in the future.

Comparison of Five-Year Cumulative Total Return*

*Graph Explanation.    The graph assumes $100 was invested on December 31, 1999 in Viad common stock, Standard & Poor's MidCap 400 Stock Index, Standard & Poor's MidCap Diversified Commercial Services Index, and Standard & Poor's 500 Stock Index with reinvestment of all dividends, including Viad's distribution to stockholders of MoneyGram common stock on June 30, 2004. For purposes of this graph, the MoneyGram distribution was treated as a nontaxable cash dividend that was converted into additional Viad shares at the close of business on July 1, 2004. For purposes of calculating the cumulative total stockholder return, the number of shares of Viad common stock outstanding and per share data for all years reported in the graph above have been adjusted to reflect the one-for-four reverse stock split effective on July 1, 2004, which provides comparability over all years shown in the graph.

	Dec. '99	Dec. '00	Dec '01	Dec '02	Dec. '03	Dec. '04
Viad Corp	$100.00	$83.73	$87.46	$83.72	$95.10	$107.10
S&P 500	$100.00	$90.88	$80.06	$62.34	$80.15	$88.77
S&P MidCap 400	$100.00	$117.50	$116.78	$99.81	$135.30	$157.52
S&P MidCap Diversified Commercial Services	$100.00	$132.79	$126.15	$110.30	$158.09	$175.88

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Human Resources Committee Report

        The Committee.    The Human Resources Committee of the Board is comprised solely of independent directors. The Committee oversees design and implementation of an executive compensation strategy intended to enhance profitability of Viad and stockholder long-term value.

        Overall Objectives.    Our compensation program is designed to align the financial interests of our executives, including executive officers, and key employees with the financial interests of our stockholders. Specific objectives are to:

  •
  Provide a competitive compensation package including a significant "at risk" component designed to reward extraordinary performance.

  •
  Attract and retain the best available talent.

  •
  Motivate executives and key employees to strive to achieve Viad's long-term and short-term business goals, thereby enhancing stockholder value.

  •
  Encourage executives and key employees to participate in the risks of ownership through investment in Viad's common stock.

        Compensation Program.    Each year, the Committee reviews Viad's executive compensation program. Our review is based in part on competitive market values as well as input from a nationally-known independent consulting firm, whose data assists us with assessing the effectiveness of our compensation program and also provides a comparison relative to compensation practices and costs typical among a group of companies in comparable industries which Viad competes for executive talent.

        Our executive compensation program focuses on performance and is designed to relate incentive compensation directly to performance.

        Components of Compensation.    Total compensation for our executives includes base salary, annual incentive compensation (cash bonus), long-term performance and retention incentives, and benefits and perquisites. Our incentive plans are designed to link executive compensation to stockholder value, to encourage short-term actions consistent with achievement of long-term growth, to reward measurable performance and to retain executives and build their stock ownership. Long-term incentives for 2004 were provided through stock options, performance-based restricted stock and restricted stock grants.

        Base Salary.    The Committee evaluates base salaries of executives every year. The evaluation is based on the individual's performance during the prior period and independent compensation surveys.

        Annual Incentives.    Executives are eligible for an annual cash bonus based on achieving corporate and operating company performance targets established at the beginning of each year. Awards reflect the extent to which targets for the following performance goals are met or exceeded:

  •
  Corporate level: Revenue, segment operating income, operating cash flow, and other specified performance measurements including balance sheet improvement and liability management, conducting operations according to credit agreement guidelines, strategic positioning, compliance with the Sarbanes-Oxley Act of 2002 and the rules on corporate governance adopted by the Securities and Exchange Commission and the New York Stock Exchange, corporate cost control, and effective support of operating companies.

  •
  Operating company level: Revenue, operating income, operating cash flow, and other specified performance measurements including return on capital, growth in specified business areas, reduction in certain costs, conducting operations according to credit agreement guidelines, compliance with the Sarbanes-Oxley Act of 2002, and achievement of various strategic objectives. (Return on capital is calculated based on a value-added approach with emphasis on the amount of operating income generated in excess of a cost of capital charged against substantially all capital employed in the business.)

        Target awards are established for each executive as a percentage of salary. Target awards for executives in 2004 ranged from 40% to 90% of the executive's base salary, depending on the level of responsibility. Bonus awards at the corporate and operating levels were established to have a range from no award to a maximum of 200% of target, depending on achievement of goals and discretionary adjustment based on individual performance. In 2005, the range for bonus awards is capped at a maximum of 175% of target. The Committee has discretion to increase or decrease the actual awards based on company and individual performance.

        Awards to executive officers may not exceed a funding limit established with respect to each executive. The limit is currently expressed as a specific dollar amount.

        Stock Options.    Stock options provide a long-term incentive for a broad group of our executives and key employees. Stock options encourage and reward effective management that results in long-term financial success and increased stockholder value. In 2004, stock options were granted for a term of seven years with an exercise price equal to the average of the high and low selling price of our stock on the date of grant. As a result, the options have value only to the extent that the price of our stock increases. Stock options granted in 2004 become exercisable in annual increments of 20% beginning one year after grant date and become fully exercisable after five years from the date of grant. Options granted since 1998 contain forfeiture and non-competition provisions.

        Performance-Based Restricted Stock and Restricted Stock.    Certain executives, including the executive officers named in the Summary Compensation Table, were also awarded performance-based restricted stock in 2004, except for Mr. Morrison who received additional stock options in lieu of performance-based restricted stock or restricted stock due to Canadian tax considerations. The performance-based restricted stock awards were designed to focus management's attention on financial performance in 2004, and to retain the management team. Performance-based restricted stock granted in 2004 vested one-third after the first year and the remaining grant will vest in one-third increments each year on January 1 over the next two years because incentive performance targets established in the year of grant were achieved at target levels for executives (other than certain executives who earned only a portion of their award based on achievement of performance goals at less than target levels). Future vesting is subject generally to continued employment with Viad or its operating companies.

        In addition to performance-based restricted stock awarded in 2004, restricted stock, which vests three years from the grant date, was also awarded in 2004 to a limited number of executives.

        Forfeiture Provisions for Misconduct.    In order to protect Viad and its operating companies and to help insure the long-term success of the business, annual cash bonuses and awards of stock options, performance-based restricted stock and restricted stock are subject to forfeiture and reimbursement provisions relating to certain competitive activities following termination of employment and to the following types of misconduct:

  •
  an officer or employee knowingly participated in misconduct that caused a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad's Code of Ethics or certain other policies;

  •
  an officer or employee was aware of and failed to report an employee who was participating in misconduct that caused or could cause a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad's Code of Ethics or certain other policies; and

  •
  an officer or employee acted significantly contrary to the best interests of Viad.

        Equity Compensation and MoneyGram Spin-off.    Equity compensation awards were adjusted in connection with the spin-off of MoneyGram and the subsequent one-for-four reverse stock split. Each option to purchase shares of Viad common stock was converted to consist of an adjusted option to purchase one-fourth the number of shares of Viad common stock as before the spin-off, and an option to purchase the same number of shares of MoneyGram common stock as before the spin-off. The conversion resulted in two options with a combined intrinsic value equal to the intrinsic value of the Viad option before taking into account the effect of the spin-off and reverse stock split. The terms and conditions of the options are generally the same as those of the pre-spin Viad stock options. Each holder of a Viad restricted stock and performance-based restricted stock award that was outstanding at the time of the spin-off received the distribution of MoneyGram common stock. Those distributed shares generally are subject to the same vesting conditions as the Viad restricted stock award.

        CEO Compensation.    Mr. Bohannon's total compensation reflects the levels of achievement in 2004 of revenue, balance sheet improvement, income per share, and other performance measurements set forth in incentive plans of Viad, which are described above, as well as this Committee's assessment of his individual performance, compensation levels at comparator companies, and our belief that retention of his services is of vital importance to Viad and its stockholders. Under Mr. Bohannon's leadership in 2004, Viad also successfully separated its payment services business from its other businesses by means of a tax-free spin-off of its subsidiary, MoneyGram International, Inc.

        Mr. Bohannon's annual base salary was $900,000 for the first six months of 2004. Following the spin-off of MoneyGram, Mr. Bohannon's salary was reduced to $600,000 per annum effective July 1, 2004. In addition to his annual salary, Mr. Bohannon also earned a formula-driven cash bonus of $1,004,400 for achievement of Viad's financial and other targets in 2004 under the annual incentive plan. The bonus was paid in March 2005.

        In 2004, Mr. Bohannon was granted 75,000 shares of performance-based restricted stock, 50,000 shares of restricted stock and an option to purchase 80,000 shares of common stock. The performance-based restricted stock, restricted stock and options granted in 2004 were reduced to 18,750 shares of performance-based restricted stock, 12,500 shares of restricted stock, and an option to purchase 20,000 shares of common stock as a result of the one-for-four reverse stock split that occurred in connection with the MoneyGram spin-off. Those incentive plans are described above.

        CEO Employment Agreement.    Viad entered into an employment agreement with Mr. Bohannon in 1998, which was amended and restated in connection with the spin-off of MoneyGram. Terms and provisions of the agreement are generally described in the "Executive Employment, Severance Agreements and Change of Control Arrangements" section at page 23.

        Limit on Deductibility of Certain Compensation.    Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction on compensation paid to an executive officer named in the Summary Compensation Table that exceeds one million dollars during the tax year, subject to certain permitted exceptions. To the extent compensation is based upon attaining performance goals set by this Committee, the compensation is not included in computation of the limit. This Committee intends, to the extent possible and where it believes it is in the best interest of Viad and its stockholders, to qualify such compensation as tax deductible. However, it does not intend to permit the provisions of Section 162(m) to erode the effectiveness of Viad's overall system of compensation policies and practices. The Board submitted performance goals and certain other terms under the Viad Omnibus Incentive Plan for approval at the 1997 and 2002 Annual Meetings of Stockholders, as required to allow certain of the compensation payable under such plan to be eligible for deduction.

        Stock Ownership Guidelines.    Stock ownership guidelines have been adopted which call for executives to own a minimum amount of stock on a direct basis, meaning stock or stock units of Viad which are at risk in the market and not simply held under option. The minimum required amount is based on multiples of salary ranging from one and one-half to five times an individual's annual salary, depending on salary level.

        Conclusion.    The Committee believes that our executive compensation program focuses Viad's management on building profitability and stockholder value. Base salaries and incentive grants are competitive with those offered at comparator companies, and a significant portion of executive compensation is linked directly to individual and corporate performance.

        In 2004, as in previous years, a majority of Viad's executive compensation was at risk and dependent on performance. The Committee will continue to link executive compensation to corporate performance and enhancement of stockholder value.

HUMAN RESOURCES COMMITTEE Jess Hay, Chairman Judith K. Hofer Albert M. Teplin

Summary Compensation Table

        The following table summarizes the compensation paid for 2002, 2003 and 2004 to the Chairman, President and Chief Executive Officer and each of the four other most highly compensated executive officers of Viad.

Long-Term Compensation
		Annual Compensation				Awards		Payouts ($)
Name and Principal Position	Year	Salary		Bonus	Other Annual Comp.[1]	Restricted Stock Awards ($)[2]	Securities Underlying Options (#)[3]	Long-Term Incentive Payouts[4]	All Other Comp.[5]
Robert H. Bohannon Chairman, President and CEO	2004 2003 2002	750,000 900,000 900,000	[6]	1,004,400 939,600 744,000	7,333 7,758 8,092	1,268,750 1,230,000 1,394,000	20,000 25,000 25,000	837,492 358,391 —	30,000 27,000 27,000
Paul B. Dykstra President and CEO GES Exposition Services	2004 2003 2002	402,894 383,804 332,981		107,900 422,300 297,200	3,751 3,646 —	253,750 153,750 209,100	5,475 6,850 6,850	125,625 41,577 —	34,231 8,956 8,024
Ellen M. Ingersoll Chief Financial Officer	2004 2003 2002	286,250 262,500 190,801		195,200 167,500 116,500	4,697 4,150 8,078	253,750 164,000 139,400	6,000 7,500 3,200	125,625 — —	127,089 6,000 —
David G. Morrison President and CEO, Brewster Transport Company Limited	2004 2003 2002	180,280 164,606 141,414		256,410 93,575 56,666	— — —	— — —	6,400 8,000 5,600	— 16,532 —	— — —
Scott E. Sayre Vice President-General Counsel and Secretary	2004 2003 2002	280,000 276,750 267,000		173,600 160,500 132,400	4,681 4,507 5,946	253,750 127,100 139,400	3,875 4,850 4,575	74,546 — —	148,267 8,303 8,010

1
Amounts shown represent reimbursement to executives for payment of taxes on certain items.

2
Amounts shown represent the fair value, based on closing prices, of Viad common stock on the grant dates of restricted stock awards. Each holder of a Viad restricted stock, performance-based restricted stock and performance-driven restricted stock award that was outstanding at the time of the MoneyGram spin-off received the dividend of MoneyGram common stock. Dividends are paid on restricted stock, performance-based restricted stock and performance-driven restricted stock at the same rate and in the same form as paid to other stockholders. At December 31, 2004, the named executive officers held shares of restricted stock, performance-based restricted stock and performance-driven restricted stock having aggregate values as follows: Mr. Bohannon, 110,416 Viad shares valued at $3,145,752 and 441,666 MoneyGram shares valued at $9,336,819; Mr. Dykstra, 17,325 Viad shares valued at $493,589 and 69,300 MoneyGram shares valued at $1,465,002; Ms. Ingersoll, 13,375 Viad shares valued at $381,054 and 53,500 MoneyGram shares valued at $1,130,990; Mr. Morrison, none; and Mr. Sayre, 11,983 Viad shares valued at $341,396 and 47,933 MoneyGram shares valued at $1,013,304.

3
The number of securities underlying options reflects the one-for-four reverse stock split. The exercise prices for the 2002, 2003 and 2004 option grants were $27.32, $20.51 and $25.38, respectively, the average of the high and low selling prices of Viad common stock on the New York Stock Exchange on the grant dates. In connection with the MoneyGram spin-off and the immediately subsequent one-for-four reverse stock split, each option to purchase shares of Viad common stock was converted into an adjusted option to purchase one-fourth the number of shares of Viad common stock as before the spin-off and stock split, and an option to purchase the same number of shares of MoneyGram common stock as before the spin-off. The exercise price of the Viad and MoneyGram options were calculated so that the two options had a combined intrinsic value equal to the intrinsic value of the Viad option before taking into account the effect of the spin-off. The exercise price of Viad options granted in 2002, 2003 and 2004 were adjusted to $26.07, $19.57 and $24.22, respectively. The exercise price of the 2002, 2003 and 2004 MoneyGram options are $20.80, $15.62 and $19.32, respectively.

4
Long-term incentive payouts in 2004 included the vesting of shares granted in 2003 under the Performance-Based Restricted Stock Agreement. Long-term incentive payouts in 2003 included the vesting of shares granted in 2000 under the Performance-Based Stock Plan. In 2002, no long-term incentive payouts occurred.

5
Special cash awards of $100,000 were granted to Ms. Ingersoll and Mr. Sayre for outstanding performance in successfully completing the MoneyGram spin-off. The Board of Directors also approved a lump sum payment of $23,667 to Mr. Dykstra, $14,333 to Ms. Ingersoll, and $42,667 to Mr. Sayre in lieu of the company accruing pension benefits for Schedule B participants of the Supplemental Pension Plan ("SERP") for the period of July 1, 2004 through December 31, 2004 in an amount equal to the accrued benefit calculated for that period, plus a tax gross-up. Liability for accrued SERP benefits through June 30, 2004, was transferred to MoneyGram in connection with the spin-off of that company. Remaining amounts represent matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan.

6
Mr. Bohannon's base annual salary was $900,000 for the first six months of 2004. Following the spin-off of MoneyGram, Mr. Bohannon's annual salary was reduced to $600,000 effective July 1, 2004.

Stock Option Grants in Last Fiscal Year

        The table below provides information on options to purchase Viad common stock granted in 2004 to the executive officers named in the Summary Compensation Table. The amounts shown as potential realizable values are presented for illustrative purposes only. They are calculated based solely on arbitrarily assumed rates of appreciation required by the SEC. The ultimate value of the options depends on the future performance of our common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in the table will be achieved.

	Individual Grants
	Number of Securities Underlying Options Granted[1]	% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term[2]
Name			Exercise Price ($/Share)[1]	Expiration Date
					5%($)	10%($)
Robert H. Bohannon	20,000	10.18%	24.22	2/18/2011	197,173	459,498
Paul B. Dykstra	5,475	2.79%	24.22	2/18/2011	53,976	125,788
Ellen M. Ingersoll	6,000	3.05%	24.22	2/18/2011	59,152	137,849
David G. Morrison	6,400	3.26%	24.22	2/18/2011	63,095	147,039
Scott E. Sayre	3,875	1.97%	24.22	2/18/2011	38,202	89,028
All Stockholders'
Stock Price Appreciation	N/A	N/A	N/A	N/A	$214.8 million	$500.7 million

1
All options in the table are shown at 25% of the original amounted granted to reflect the one-for-four reverse stock split. The option exercise price as granted was $25.38, the average of the high and low selling prices of our common stock on the New York Stock Exchange on the grant date, which was converted to $24.22 in connection with the MoneyGram spin-off to reflect the relative aggregate value of MoneyGram and Viad at the spin-off. See footnote 3 of the Summary Compensation Table above. Stock options granted in 2004 were for a term of seven years and become exercisable in annual increments of twenty percent beginning one year after grant date and fully exercisable after five years from the date of grant. The options are subject to forfeiture and non-competition provisions. Each option contains the right to surrender the option for cash during certain tender offers. The exercise price may be paid by delivery of already owned shares, and tax withholding obligations resulting from the exercise may be paid by surrendering a portion of the shares being acquired, subject to certain conditions.

2
Assuming an annual stock price appreciation of 5 percent and 10 percent from the grant date through the 7-year term of the option, the amounts shown as potential realizable values would result in an increase in the stock price of $9.86 and $22.97 per share, respectively, for the February 18, 2004 grant. The amounts shown as potential realizable values for all stockholders represent the corresponding increase in the aggregate market value of outstanding shares of common stock held by all our stockholders on February 18, 2004. The aggregate price appreciation for all of our stockholders would total approximately $214.8 million and $500.7 million, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table lists the number of shares acquired and the value realized as a result of option exercises during 2004 by the executive officers listed in the Summary Compensation Table. The amounts listed in the column relating to the value of unexercised options, unlike the amounts set forth in the column headed "Value Realized," have not been, and might never be, realized. The underlying options might not be exercised; and actual gains on exercise, if any, will depend on the value of our common stock on the dates of exercise. There can be no assurance that these values will be realized.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable[1]		Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable[2]
Robert H. Bohannon	9,222	101,370	216,593	36,665	1,339,536	234,049
Paul B. Dykstra	1,000	9,387	31,632	10,040	176,506	64,097
Ellen M. Ingersoll	None	None	5,701	10,998	30,048	70,201
David G. Morrison	None	None	18,804	11,733	112,955	74,898
Scott E. Sayre	2,399	28,378	24,873	7,107	156,069	45,375

1
Number of securities underlying options reflects the one-for-four stock split.

2
The closing price of Viad common stock on December 31, 2004 was $28.49. The information shown reflects options accumulated over periods of up to ten years.

Long-Term Incentive Plan Awards in Last Fiscal Year and Estimated Future Payouts

        The following table provides information on grants of Performance-Based Restricted Stock made in 2004 to each of the executive officers named in the Summary Compensation Table.

			Estimated Future Payouts Under Non-Stock Based Plans (Number of Shares)
Name	Number of Shares[1]	Performance Period Until Payout
			Threshold	Target	Maximum
Robert H. Bohannon	18,750	3 years	4,688	18,750	18,750
Paul B. Dykstra	3,525	3 years	882	3,525	3,525
Ellen M. Ingersoll	3,250	3 years	813	3,250	3,250
David G. Morrison[2]	—	—	—	—	—
Scott E. Sayre	1,650	3 years	413	1,650	1,650

1
All shares are shown at 25% of the original amount granted to reflect the one-for-four reverse stock split. One-third of the performance-based restricted stock granted in 2004 vested in 2005 because specific performance goals established in the year of grant were achieved at target levels for executives (other than certain executives who earned only a portion of their award based on achievement of performance goals at less than target levels). The payout of the remaining 2004 grant will occur in one-third increments each year on January 1 over the next two years. Future vesting is subject generally to continued employment with Viad or its operating companies.

2
Mr. Morrison did not receive performance-based restricted stock in 2004 due to Canadian tax law considerations.

Pension Plans

        The following table shows estimated annual retirement benefits payable to covered participants for the years of service and compensation level indicated, other than Messrs. Bohannon and Morrison, who are discussed below. The table assumes retirement at age 65. The benefits are payable under the MoneyGram Pension Plan (formerly the Viad Corp Retirement Income Plan (VCRIP)) and applicable schedules of the Viad Corp Supplemental Pension Plan (SERP). In connection with the spin-off of the payment services business of Viad, MoneyGram assumed all VCRIP and SERP liabilities accrued at the time of spin-off. All benefit accruals under VCRIP ceased as of December 31, 2003; however, accruals will continue under the SERP. The compensation covered by these plans is annual salary and bonus compensation (one-half of annual bonus in the case of most executive officers), as reported in the Summary Compensation Table. Actual benefits will be calculated on the basis of the average of a participant's last five years of covered compensation prior to retirement, except that for annual bonus awards, the average of a participant's highest five years of annual bonus will be used in the calculation of covered compensation.

        Credited service ceased to accrue for Schedule B participants of the SERP as of June 30, 2004. Schedule B participants include the executive officers named in the Summary Compensation Table, other than Messrs. Bohannon and Morrison. In lieu of the credited service accruals, Viad paid the Schedule B participants a lump sum payment in an amount equal to the expected accrued benefit for the period July 1, 2004 through December 31, 2005, plus a tax gross-up. See footnote 5 to Summary Compensation Table.

Pension Plan Table1, 2

	Years of Credited Service[3]
Remuneration
	10 Years	15 Years	20 Years	25 Years	30 Years
$200,000	$31,454	$47,182	$62,909	$78,636	$94,363
$250,000	$39,954	$59,932	$79,909	$99,886	$119,863
$300,000	$48,454	$72,682	$96,909	$121,136	$145,363
$400,000	$65,454	$98,182	$130,909	$163,636	$196,363
$500,000	$82,454	$123,682	$164,909	$206,136	$247,363
$600,000	$99,454	$149,182	$198,909	$248,636	$298,363
$750,000	$124,954	$187,432	$249,909	$312,386	$374,863
$1,000,000	$167,454	$251,182	$334,909	$418,636	$502,363
$1,250,000	$209,954	$314,932	$419,909	$524,886	$629,863
$1,500,000	$252,454	$378,682	$504,909	$631,136	$757,363
$1,750,000	$294,954	$442,432	$589,909	$737,386	$884,863
$2,000,000	$337,454	$506,182	$674,909	$843,636	$1,012,363
$2,250,000	$379,954	$569,932	$759,909	$949,886	$1,139,863
$2,500,000	$422,454	$633,682	$844,909	$1,056,136	$1,267,363
$2,750,000	$464,954	$697,432	$929,909	$1,162,386	$1,394,863

1
The Internal Revenue Code (Code) and the Employee Retirement Income Security Act (ERISA) limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, we have supplemental plans which authorize the payment of benefits calculated under provisions of the retirement plan which are above the limits permitted under the Code and ERISA for those executives entitled to participate in the supplemental plans.

2
Benefits are computed on a single-life annuity basis. The amounts shown are before any adjustment for joint and survivorship provisions, which would reduce, in some cases, the amounts shown in the table. To the extent benefits are subject to any offset amounts, including Social Security, such benefits would reflect those reductions.

3
The years of credited service for the executive officers named in the Summary Compensation Table, other than Messrs. Bohannon and Morrison were as follows: Mr. Dykstra, 20 years; Ms. Ingersoll, 2 years; and Mr. Sayre, 24 years.

        Mr. Morrison will receive pension benefits equal to 50% of his average covered compensation. The benefit is paid under Brewster's Retirement Plan for Management Employees and Brewster's Supplementary Benefit Plan. The compensation covered by these plans is annual salary and one-half of performance bonus. At March 23, 2005, the estimated accrued annual pension benefit payable to him from both plans upon his retirement at age 65 is $138,000.

        Mr. Bohannon will receive pension benefits equal to 50% of average covered compensation if he retires at age 60, and 60% of average covered compensation if he retires at age 65, with retirement benefits to be calculated on a pro rata basis if he retires between the ages of 60 and 65. At March 23, 2005, the estimated annual benefit payable to him upon his retirement at age 65 is $1,229,000. This entire benefit was assumed by MoneyGram in connection with the spin-off of MoneyGram.

Executive Employment, Severance Agreements and Change of Control Arrangements

        Employment Agreement.    Mr. Bohannon is employed pursuant to an employment agreement dated April 1, 1998, which was amended and restated as of June 1, 2004, with an effective date of July 1, 2004, in connection with the spin-off of MoneyGram. The three-year term of his agreement is automatically extended by an additional year on the anniversary of the effective date of the agreement, so that the term is always between two and three years, unless one party gives the other at least 60 days' advance notice of nonrenewal.

        The agreement provides for a current annual salary of $600,000 (a reduction from the $900,000 annual salary received before the spin-off of MoneyGram). The agreement also provides that Mr. Bohannon is entitled to participate in all incentive compensation and other fringe benefit programs offered to other senior executives of Viad. Further, he is entitled to participate in all savings, retirement, medical and other welfare benefit plans to the same extent as other senior executives of Viad, and in any event not to a lesser extent than before the spin-off of MoneyGram. These benefits include lifetime coverage for himself and his spouse under the company's medical plan for its most senior executives (called the limited executive medical plan). Payment of awards under the incentive compensation plans is subject to the sole discretion of the Human Resources Committee. To the extent that Mr. Bohannon's pay and benefits under these programs are computed in a manner that takes into account annual base salary, his base salary will be deemed to equal 150% of his base salary post-spin of MoneyGram. His fringe benefits and perquisites include tax planning and financial counseling services, payment of club dues, an annual physical, use of corporate aircraft, a home security system and a company-provided automobile.

        The agreement may be terminated by Viad for cause (as defined in the agreement) or at the discretion of the Board. Mr. Bohannon may also terminate the agreement upon at least 180 days' advance written notice. Severance obligations of Viad vary depending on the circumstances of termination. If his employment were terminated by the Board without cause, Viad would be obligated to provide Mr. Bohannon with the following severance benefits:

  •
  A lump sum severance payment equal to three times the sum of (1) 150% of his then-current base salary and (2) the average of his last three annual bonuses;

  •
  Vesting of his unvested options;

  •
  Credit for an additional three years of age for pension purposes;

  •
  Outplacement; and

  •
  Lifetime coverage under the limited executive medical plan.

        If his employment were terminated for cause (as defined in the agreement), or if Mr. Bohannon were to terminate his employment early on 180 days' notice, Viad would be obligated to pay him an amount equal to 150% of his then-current base salary, plus a pro rata annual bonus for the year of termination. In addition, upon Mr. Bohannon's election to terminate employment early on 180 days' notice, Viad would be obligated to provide him with credit for an additional year of service for pension purposes.

        If Mr. Bohannon retires, Viad will provide him and his spouse with lifetime coverage under the limited medical plan, reimburse him for office expenses while he still requires an executive office, pay for an administrative assistant to him for five years after retirement, and continue to provide him an automobile for five years.

        If there is a change of control, the terms of Mr. Bohannon's severance agreement, described below, will control to the extent they provide better benefits.

        Mr. Bohannon has agreed not to compete with Viad for a three-year period following an early termination of his employment or ordinary retirement.

        Severance Agreement.    The agreement provides that if the employment of Mr. Bohannon is terminated for any reason (other than because of a voluntary termination by Mr. Bohannon during the first six months, or his death, disability, or normal retirement) within 18 months after a change in control of Viad (as defined in the severance agreement), he will receive severance compensation, including a lump sum cash payment of three times the sum of the following:

  •
  the executive's greatest annual salary;

  •
  the executive's greatest cash bonus under the Management Incentive Plan for any of the preceding four years or, if higher, his target bonus for the fiscal year in which the change of control occurs; and

  •
  the executive's greatest cash bonus under the Performance Unit Plan for any of the preceding four years or, if higher, the aggregate value of shares when earned during a performance period under any performance-related restricted stock award during the preceding four years, or, if higher, the aggregate value at the time of grant of the target shares awarded to the executive under the performance-related restricted stock programs for the fiscal year in which the change of control occurs.

        Mr. Bohannon will also receive continuation of his life insurance, fringe and certain health benefits for three years, and he and his spouse will be provided lifetime coverage under the limited executive medical plan. The agreement also provides a tax gross-up feature to make him whole for any excise taxes imposed by the Internal Revenue Code on payments made to him in connection with a change of control. Payments are reduced by other severance benefits paid by Viad, but would not be offset by any other amounts. For pension purposes, Mr. Bohannon will also be credited with additional years of service equal to the number of years needed to attain 20 years of service, or if greater, the lesser of three years or the period to his normal retirement date. Viad is also obligated to pay Mr. Bohannon's legal fees incurred in any litigation relating to the agreement.

        Change of Control Arrangements.    Viad's Executive Severance Plan provides each of its named executive officers (other than Mr. Bohannon, whose arrangement is described above, and Mr. Morrison, whose arrangement is described below) with severance benefits if the executive's employment is terminated by Viad without cause, or by the executive for good reason (as those terms are defined in the plan) within 36 months after a change in control of Viad. In this event, he or she will receive lump sum severance compensation equal to a multiple of the following sum:

  •
  the executive's greatest annual salary;

  •
  the executive's greatest cash bonus under the Management Incentive Plan for any of the preceding four years or, if higher, his or her target bonus for the fiscal year in which the change of control occurs; and

  •
  the executive's greatest cash bonus under the Performance Unit Plan for any of the preceding four years or, if higher, the aggregate value of shares when earned during a performance period under any performance-related restricted stock award during the preceding four years, or, if higher, the aggregate value at the time of grant of the target shares awarded to the executive under the performance-related restricted stock programs for the fiscal year in which the change of control occurs.

        The multiple will equal the product of three times a fraction, the numerator of which is 36 minus the number of full months the executive was employed following a change of control and the denominator of which is 36.

        The multiple will be two if the executive voluntarily terminates employment other than for good reason or retirement during the 30-day period beginning on the first anniversary of the change of control. In either case, the executive will also receive continued welfare benefits coverage for the period of severance benefits, an additional pension benefit as if he or she continued to work for the same period, and outplacement benefits. In no event will an executive's severance under this plan be less than the severance he or she would receive under the applicable regular severance plan of Viad. The plan also provides a tax gross-up feature to make the executive whole for any excise taxes imposed by the Code on change of control payments, and for payment of any legal fees incurred by the executive to enforce his or her rights under the plan.

        Mr. Morrison is a participant in the Executive Severance Plan of Brewster Tours, Inc., a Canadian subsidiary of Viad and the parent company of Brewster Transport Company Limited. The Executive Severance Plan provides severance benefits if a participant's employment is terminated without cause, or by the participant for good reason (as those terms are defined in the plan) within 18 months after a change in control of Brewster Tours, Inc. The benefits include lump sum severance compensation equal to the total of the participant's highest annual base compensation and the largest aggregate amount awarded to him in a year as cash bonus multiplied by three. The participant will also receive vested retirement benefits and, for a period of three years, continued welfare benefits coverage, compensation deferral, automobile, club membership and financial counseling, if these benefits were provided to the participant prior to the employment termination.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of December 31, 2004, with respect to shares of Viad common stock (post-reverse stock split) that may be issued under existing equity compensation plans. The category "Equity Compensation Plans Approved by Security Holders" in the table below consists of the 1997 Viad Corp Omnibus Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price ($) of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))[1]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,316,485	23.20	1,670,911
Equity compensation plans not approved by security holders	—	—	—

Total	1,316,485	23.20	1,670,911

1
The number of shares available for grant under the 1997 Viad Corp Omnibus Incentive Plan in each calendar year is equal to two percent of the total number of shares of common stock outstanding as of the first day of each year. Any shares available for grant in a particular calendar year which are not granted in such year are added to the shares available for grant in any subsequent calendar year.

PROPOSAL 2: RATIFICATION OF VIAD'S INDEPENDENT AUDITORS

        The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors for 2005, and the Board of Directors ratified the appointment. The following resolution concerning the appointment of Deloitte & Touche LLP as Viad's independent auditors will be offered at the meeting:

    RESOLVED, that the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors of Viad Corp to audit the accounts of the Corporation and its subsidiaries for the fiscal year 2005 is hereby ratified.

        Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years. Viad anticipates that a representative of Deloitte & Touche LLP will attend the meeting, respond to appropriate questions, and be afforded the opportunity to make a statement.

The Board recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Viad's independent auditors for 2005.

Fees and Services of Independent Auditors

        The following is a summary of the aggregate fees billed to Viad by its independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP") for professional services rendered for the fiscal years ended December 31, 2003 and 2004.

Fee Category	Fiscal 2004 Fees ($)	Fiscal 2003 Fees ($)
Audit Fees[1]	2,155,500	1,727,000
Audit-Related Fees[2]	305,000	931,000
Tax Fees[3]	127,000	142,000
All Other Fees[4]	—	39,000

Total Fees	2,587,500	2,839,000

1
Audit Fees.    Consists of fees billed for professional services rendered for the audits of Viad's financial statements for the fiscal years ended December 31, 2003 and 2004, and for review of the financial statements included in Viad's Quarterly Reports on Form 10-Q for those fiscal years. Fees in 2004 also were incurred in connection with the audit of Viad's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and implementing regulations.

2
Audit-Related Fees.    Consists of fees billed for services rendered to Viad for audit-related services, which generally include fees for audit and review services in connection with the spin-off of MoneyGram, separate audits of employee benefit and pension plans, and ad hoc fees for consultation on financial accounting and reporting standards.

3
Tax Fees.    Consists of fees billed for services rendered to Viad for tax services, which generally include fees for corporate tax planning, consultation and compliance.

4
All Other Fees.    Consists of fees billed for all other services rendered to Viad, which generally include fees for consultation regarding computer system controls and human capital consultations. No services were performed related to financial information systems design and implementation for the fiscal years ended December 31, 2003 and 2004.

        None of the above-described professional services were approved by the Audit Committee in reliance on the de minimus exception to the pre-approval requirements under federal securities laws and regulations.

Pre-Approval of Services of Independent Auditors

        The Audit Committee's written policy is to pre-approve all audit and permissible non-audit services provided by Viad's principal accounting firm (independent auditor), which is Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other permissible non-audit services. Any service incorporated within the independent auditor's engagement letter, which is approved by the Audit Committee, is deemed pre-approved. Any service identified as to type and estimated fee in the independent auditor's written annual service plan, which is approved by the Audit Committee, is deemed pre-approved up to the dollar amount provided in such annual service plan.

        During the year, the principal accounting firm also provides additional accounting research and consultation services required by, and incident to, the audit of Viad's financial statements and related reporting compliance. These additional audit-related services are pre-approved up to the amount approved in the annual service plan approved by the Audit Committee. The Audit Committee may also pre-approve services on a case-by-case basis during the year, or the Chairman of the Audit Committee may give such pre-approval in writing on behalf of the Audit Committee. The Chairman reviews his pre-approvals with the full Audit Committee not later than at the committee's next meeting.

        The Audit Committee's approval of proposed services and fees are noted in the meeting minutes of the Audit Committee and/or by signature on behalf of the Audit Committee on the engagement letter. The principal accounting firm of Viad and management are periodically requested to summarize the principal accounting firm services and fees paid to date, and management is required to report whether the principal accounting firm's services and fees have been pre-approved in accordance with the required pre-approval process of the Audit Committee.

Non-Audit Services of Independent Auditors

        The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

VOTING PROCEDURES/REVOKING YOUR PROXY

Voting Procedures

        Directors must receive a plurality of the shares present and voting in person or by proxy, in order to be elected. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All matters other than the election of directors submitted to you at the meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our Certificate of Incorporation or Bylaws. You may not cumulate votes.

        Stockholders who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

        If you are a participant in a 401(k) plan of Viad or one of its subsidiaries and/or the Viad Corp Employees' Stock Ownership Plan and Trust (ESOP), your proxy will serve as a voting instruction to the respective Trustee. In a 401(k) plan or in the ESOP, if no voting instructions are received from a participant, the Trustees will vote those shares in accordance with the majority of shares voted in such Plans for which instructions were received or in the discretion of such Trustees as their fiduciary duty may require.

        Your proxy will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned signed proxy will be voted as noted on the first page of this proxy statement.

Revoking Your Proxy

        Proxies may be revoked if you:

  •
  Deliver a signed, written revocation letter, dated later than the proxy, to Scott E. Sayre, Vice President-General Counsel and Secretary, at our Phoenix address first listed on page 1 above.

  •
  Deliver a signed proxy, dated later than the first one, to Viad Corp; c/o Shareowner Services; P.O. Box 64873; St. Paul, Minnesota 55164-0873.

  •
  Attend the meeting and vote in person rather than by proxy. Your attendance at the meeting will not revoke your proxy unless you choose to vote in person.

Solicitation of Proxies

        The cost of solicitation will be borne by Viad. Solicitation of proxies will be made primarily through the use of the mails, but regular employees of Viad may solicit proxies personally, by telephone or otherwise. Viad has retained Wells Fargo Bank, N.A. to assist it in connection with the solicitation at an estimated fee of $1,500, plus out-of-pocket expenses. Viad will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

SUBMISSION OF STOCKHOLDER PROPOSALS,
DIRECTOR NOMINATIONS AND OTHER INFORMATION

        From time to time stockholders present proposals and director nominations which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of Stockholders. To be considered in the proxy statement or at an annual or special meeting, proposals and director nominations must be submitted on a timely basis, in addition to meeting other legal requirements. Viad must receive proposals and nominations for the 2006 Annual Meeting of Stockholders no later than December 1, 2005, for possible inclusion in the proxy statement, or between January 17 and February 16, 2006, for possible consideration at the meeting, which is expected to be held on Tuesday, May 16, 2006. Proposals, director nominations, or related questions should be directed in writing to the undersigned at the address first listed on page 1 above.

OTHER BUSINESS

        The Board of Directors knows of no other matters to be brought before the meeting. If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

        A copy of Viad's 2004 Annual Report filed with the Securities and Exchange Commission is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning Viad through the Internet at www.sec.gov and www.viad.com, respectively. (Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.)

By Order of the Board of Directors
SCOTT E. SAYRE Vice President-General Counsel and Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Annex A

Categorical Standards for Determining Independence of Directors

1.
Employees of Corporation.    No director who is employed by, or whose immediate family member is an executive officer of, the Corporation or its affiliates will be considered independent until five years after the end of such employment relationship.

2.
Employees of Auditors.    No director who, or whose immediate family member, is employed by or affiliated with the Corporation's independent auditor will be considered independent until five years after the end of such affiliation or employment.

3.
Compensation.    No director who, or whose immediate family member, is an executive officer of the Corporation or its affiliates, receives more than $60,000 per year in direct compensation from the Corporation or its affiliates (other than director and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service) will be considered independent until five years after he or she ceases to receive more than $60,000 per year in such compensation.

4.
Interlocking Relationships.    No director who, or whose immediate family member, has an interlocking relationship, as defined by the rules of the Securities and Exchange Commission, between any member of the Corporation's Human Resources Committee or Corporate Governance and Nominating Committee and any executive officer of the Corporation will be considered independent until five years after the end of the relationship.

5.
Voting Power.    No director who directly or indirectly, through any contract, arrangement, understanding, family or business relationship or otherwise, has or shares beneficial ownership of more than 10% of any class of voting equity securities of the Corporation will be considered independent.

6.
Independence of Audit Committee Members.    No director who serves as a member of the Audit Committee of the Corporation's Board of Directors will be considered independent if (a) he or she accepts directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or its affiliates (other than director and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); or (b) is an affiliated person of the Corporation or its affiliates.

7.
Commercial or Charitable Relationships.    The following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence:

(a)
if the director is an executive officer or employee, or whose immediate family member is an executive officer, of another company that does business with the Corporation and/or its affiliates and the annual sales to, or purchases from, the Corporation and/or its affiliates are less than the greater of $1.0 million or 1% of the other company's annual consolidated gross revenues;

(b)
if the director is an executive officer of another company which is indebted to the Corporation, or to which the Corporation is indebted, and the total amount of either company's indebtedness to the other is less than 1% of the total consolidated assets of the company that he or she serves as an executive officer; or

(c)
if the director serves as an officer, director or trustee of a charitable organization, and the Corporation's annual charitable contributions to the organization are less than the greater of $200,000 or 1% of that organization's total annual charitable receipts. (The Corporation's automatic matching of director charitable contributions will not be included in the amount of the Corporation's contributions for this purpose.)

Whether directors meet these categorical independence tests will be reviewed annually by the Board. For relationships not covered by the standards in paragraph 7 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the categorical standards set forth above.

A-1

VIAD CORP

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 17, 2005
9:00 a.m. Mountain Standard Time

The Ritz-Carlton Phoenix — Ballroom
2401 East Camelback Road
Phoenix, Arizona 85016

VIAD CORP 1850 North Central Avenue Phoenix, Arizona 85004	PROXY

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, May 17, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Robert H. Bohannon and Jess Hay, and each of them, as attorneys and proxies, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

It is important that you vote, sign and return your proxy as soon as possible, whether or not you plan on attending the meeting.

See reverse for voting instructions.

COMPANY #

There are two ways to vote your Proxy:

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. Central Time on Monday, May 16, 2005.

•
Please have your proxy card and the last four digits of your Social Security Number available.

•
Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Viad Corp, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card.

* Please detach here *

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Wayne G. Allcott 02 Judith K. Hofer	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratify and approve the appointment of Deloitte & Touche LLP as our independent auditors for 2005.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT
SPIN-OFF OF MONEYGRAM INTERNATIONAL, INC.
PROPOSAL 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF VIAD
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE GRAPHS
Comparison of Five-Year Cumulative Total Return
Comparison of Five-Year Cumulative Total Return
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Pension Plan Table1, 2
PROPOSAL 2: RATIFICATION OF VIAD'S INDEPENDENT AUDITORS
VOTING PROCEDURES/REVOKING YOUR PROXY
SUBMISSION OF STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND OTHER INFORMATION
OTHER BUSINESS
Annex A